EXHIBIT 99.2
FOR IMMEDIATE RELEASE                                  January 31, 2002
---------------------

Investor Contact:   John Cygul           Media Contacts:  Kevin Aandahl
                    (805) 557-6789                        (314) 923-6268

                                                          Ken Ferber
                                                          (805) 557-6794

                  WELLPOINT HEALTH NETWORKS COMPLETES MERGER
                         WITH RIGHTCHOICE MANAGED CARE

THOUSAND OAKS, Calif. and ST. LOUIS, Missouri - WellPoint Health Networks Inc. (NYSE:WLP) and RightCHOICE Managed Care, Inc. (NYSE:RIT) today announced that they have completed their merger.

Under the Merger Agreement signed in October 2001, stockholders of RightCHOICE will receive for each of their shares of RightCHOICE common stock either cash at $66 per share or .6161 shares of WellPoint common stock. RightCHOICE stockholders were offered the opportunity to elect to receive cash, subject to a proration mechanism which provides that 70 percent of the outstanding RightCHOICE shares will convert into WellPoint common stock and 30 percent of the outstanding RightCHOICE shares will convert to cash. The deadline for submitting a cash election was January 29, 2002.

"We will offer outstanding value to our customers and all of our other constituents throughout Missouri and the central United States with this strategic merger," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "We believe health care is locally delivered and locally consumed - having a strong regional presence and a significant market position helps us better understand and meet the needs of local customers."

John O'Rourke, formerly chairman and chief executive officer of RightCHOICE, has been named president of WellPoint's Central Region. "The combination of these two strong organizations is a great opportunity to offer enhanced products and services to our members," said O'Rourke. "We expect to build upon our excellent relationships with network physicians and other health care professionals and continue our strong commitment to our communities."

WellPoint also announced that William H.T. Bush, formerly a member of the RightCHOICE Board of Directors, has been elected as a Class II member of WellPoint's Board of Directors. Bush, who has served as a RightCHOICE director since 1994, is chairman of Bush-O'Donnell & Company of St. Louis, an investment management and financial advisory firm.


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WellPoint/RightCHOICE Merger
January 31, 2002



WellPoint will host a conference call and webcast on Tuesday, February 12, 2002 at 11:00 a.m. Eastern time to discuss fourth quarter 2001 financial results. The fourth quarter 2001 financial results for RightCHOICE also will be discussed. The conference call can be accessed by dialing 212-896-6017, reservation number 20233808, 10 minutes prior to the start of the call.

WellPoint Health Networks Inc. serves the health care needs of more than 12 million members and approximately 44 million specialty members nationwide through Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri, HealthLink and UNICARE. WellPoint offers a broad spectrum of quality network-based health products including open access PPO, POS and hybrid products, HMO and specialty products. Specialty products include pharmacy benefit management, dental, utilization management, vision, mental health, life and disability insurance, long term care insurance, flexible spending accounts, COBRA administration, and Medicare supplements.

Cautionary Statement: Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired business, general business conditions, competition among managed care companies, rising health care costs, trends in medical loss ratios, health care reform, delay in receipt of regulatory and other approvals for pending transactions and other regulatory issues. Additional risk factors are listed from time to time in WellPoint's various SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2000.

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